Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Meggan Powers
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-8733
ed.lockwood@kla-tencor.com	meggan.powers@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2012 FOURTH QUARTER AND FULL YEAR RESULTS

MILPITAS, Calif., July 26, 2012 -KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its fourth quarter and fiscal year ended June 30, 2012. KLA-Tencor reported GAAP net income of $248 million and GAAP earnings per diluted share of $1.46 on revenues of $892 million for the fourth quarter of fiscal year 2012. For the year ended June 30, 2012, the company reported GAAP net income of $756 million and GAAP earnings per diluted share of $4.44 on revenues of $3.2 billion.

“Global consumer demand for advanced mobile devices continued to fuel exceptional growth for KLA-Tencor in fiscal year 2012, as we delivered strong financial performance and increased the cash returned to our stockholders through our dividend program,” said Rick Wallace, KLA-Tencor’s president and CEO. “Looking to fiscal year 2013, we anticipate our leading-edge process control technology will increasingly be adopted by IC manufacturers worldwide to cost-effectively make smaller, more complex chips. As a market leader, we’re committed to extending the limits of manufacturing technology to further advance the mobility market, enabling manufacturers to add more functionality while decreasing power consumption: a critical combination to drive the ongoing development of affordable, next-generation devices.”

GAAP Results
	Q4 FY 2012	Q3 FY 2012	Q4 FY 2011
Revenues	$892 million	$841 million	$892 million
Net Income	$248 million	$205 million	$245 million
Earnings per Diluted Share	$1.46	$1.21	$1.43

Non-GAAP Results
	Q4 FY 2012	Q3 FY 2012	Q4 FY 2011
Net Income	$253 million	$216 million	$256 million
Earnings per Diluted Share	$1.49	$1.27	$1.50

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restatement and restructuring related items, and certain discrete tax items.

KLA-Tencor will discuss the results for its fiscal year 2012 fourth quarter and full year, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Daylight Time. A webcast of the call will be available at: www.kla-tencor.com

Forward-Looking Statements:

Statements in this press release other than historical facts, such as statements regarding the anticipated increase in adoption of KLA-Tencor’s process control technology; the future uses of the company’s products; the anticipated cost, operational and other benefits realizable by users of the company’s products; KLA-Tencor’s ability to maintain its market leadership position; future trends and growth drivers in the semiconductor industry; and the company’s ability to successfully develop new technologies that will meet customer needs and address those future trends and growth drivers, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the demand for semiconductors; the financial condition of the global capital markets and the general macroeconomic environment; new and enhanced product and technology offerings by competitors; cancellation of orders by customers; the ability of KLA-Tencor’s research and development teams to successfully innovate and develop technologies and products that are responsive to customer demands; market acceptance of the company’s existing and newly issued products; and changing customer demands. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this release, please refer to KLA-Tencor’s Annual Report on Form 10-K for the year ended June 30, 2011, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA-Tencor assumes no obligation to, and does not currently intend to, update these forward-looking statements.

About KLA-Tencor:

KLA-Tencor Corporation (NASDAQ: KLAC), a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, data storage, LED, photovoltaic, and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for over 35 years. Headquartered in Milpitas, California, KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.

To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation

Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2012	June 30, 2011
ASSETS
Cash, cash equivalents and marketable securities	$2,534,444	$2,038,535
Accounts receivable, net	701,280	583,270
Inventories	650,802	575,730
Other current assets	277,517	478,475
Land, property and equipment, net	277,686	257,358
Goodwill	327,716	328,156
Purchased intangibles, net	55,636	85,902
Other non-current assets	275,227	328,095

Total assets	$5,100,308	$4,675,521

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$139,183	$142,945
Deferred system profit	147,218	192,338
Unearned revenue	63,095	44,264
Other current liabilities	513,411	499,314

Total current liabilities	862,907	878,861

Non-current liabilities:
Long-term debt	746,833	746,290
Income tax payable	50,839	78,337
Unearned revenue	34,899	34,905
Other non-current liabilities	89,235	76,235

Total liabilities	1,784,713	1,814,628

Stockholders’ equity:
Common stock and capital in excess of par value	1,089,480	1,010,659
Retained earnings	2,247,258	1,852,633
Accumulated other comprehensive income (loss)	(21,143)	(2,399)

Total stockholders’ equity	3,315,595	2,860,893

Total liabilities and stockholders’ equity	$5,100,308	$4,675,521

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Operations

	Three months ended		Twelve months ended
(In thousands, except per share data)	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues:
Product	$745,662	$743,702	$2,597,755	$2,613,438
Service	146,803	148,737	574,189	561,729

Total revenues	892,465	892,439	3,171,944	3,175,167
Costs and operating expenses:
Costs of revenues	361,663	356,180	1,330,016	1,259,243
Engineering, research and development	118,710	100,929	452,937	386,163
Selling, general and administrative	93,793	91,261	372,666	369,431

Total costs and operating expenses	574,166	548,370	2,155,619	2,014,837
Income from operations	318,299	344,069	1,016,325	1,160,330
Interest income and other, net	(12,407)	(10,026)	(42,231)	(50,264)

Income before income taxes	305,892	334,043	974,094	1,110,066
Provision for income taxes	58,015	89,026	218,079	315,578

Net income	$247,877	$245,017	$756,015	$794,488

Net income per share:
Basic	$1.48	$1.46	$4.53	$4.75

Diluted	$1.46	$1.43	$4.44	$4.66

Cash dividends declared per share	$0.35	$0.25	$1.40	$1.00

Weighted average number of shares:
Basic	166,938	167,350	166,795	167,261
Diluted	170,178	170,884	170,147	170,352

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended June 30,
(In thousands)	2012	2011
Cash flows from operating activities:
Net income	$247,877	$245,017
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,282	22,533
Asset impairment charges	1,500	3,183
Non-cash stock-based compensation expense	17,779	18,939
Net loss (gain) on sale of marketable securities and other investments	15	(580)
Changes in assets and liabilities:
Increase in accounts receivable, net	(61,632)	(13,918)
Increase in inventories	(6,610)	(20,125)
Decrease in other assets	38,412	14,366
Increase (decrease) in accounts payable	(235)	585
Decrease in deferred system profit	(36,480)	(37,731)
Increase in other liabilities	49,398	57,533

Net cash provided by operating activities	273,306	289,802
Cash flows from investing activities:
Capital expenditures, net	(16,272)	(14,607)
Purchase of available-for-sale securities	(407,721)	(385,226)
Proceeds from sale and maturity of available-for-sale securities	223,242	259,044
Purchase of trading securities	(11,034)	(14,183)
Proceeds from sale of trading securities	12,674	16,106

Net cash used in investing activities	(199,111)	(138,866)
Cash flows from financing activities:
Issuance of common stock	39,831	17,925
Tax withholding payments related to vested and released restricted stock units	(409)	(411)
Common stock repurchases	(66,958)	(57,974)
Payment of dividends to stockholders	(58,476)	(41,862)

Net cash used in financing activities	(86,012)	(82,322)
Effect of exchange rate changes on cash and cash equivalents	(802)	3,957

Net increase (decrease) in cash and cash equivalents	(12,619)	72,571
Cash and cash equivalents at beginning of period	763,913	638,758

Cash and cash equivalents at end of period	$751,294	$711,329

Supplemental cash flow disclosures:
Income taxes paid, net	$2,649	$64,595
Interest paid	$26,760	$26,231

KLA-Tencor Corporation

Condensed Consolidated Unaudited Supplemental Information

(In thousands, except per share data)

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Twelve months ended
		June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
GAAP net income		$247,877	$205,346	$245,017	$756,015	$794,488
Adjustments to reconcile GAAP net income to non-GAAP net income
Acquisition related charges	a	6,942	6,996	7,628	28,972	31,704
Restructuring, severance and other related charges	b	—	—	1,915	4,032	941
Restatement related charges	c	—	—	4,133	135	7,781
Income tax effect of non-GAAP adjustments	d	(2,307)	(2,281)	(4,295)	(11,537)	(13,705)
Discrete tax items	e	878	5,718	1,715	11,675	15,548

Non-GAAP net income		$253,390	$215,779	$256,113	$789,292	$836,757

GAAP net income per diluted share		$1.46	$1.21	$1.43	$4.44	$4.66

Non-GAAP net income per diluted share		$1.49	$1.27	$1.50	$4.64	$4.91

Shares used in diluted shares calculation		170,178	170,146	170,884	170,147	170,352

Pre-tax impact of items included in Consolidated Statements of Operations

	Acquisition related charges	Restructuring, severance and other related charges	Restatement related charges	Total pre-tax GAAP to non- GAAP adjustment
Three months ended June 30, 2012
Costs of revenues	$4,560	$—	$—	$4,560
Engineering, research and development	892	—	—	892
Selling, general and administrative	1,490	—	—	1,490

Total in three months ended June 30, 2012	$6,942	$—	$—	$6,942

Three months ended March 31, 2012
Costs of revenues	$4,608	$—	$—	$4,608
Engineering, research and development	898	—	—	898
Selling, general and administrative	1,490	—	—	1,490

Total in three months ended March 31, 2012	$6,996	$—	$—	$6,996

Three months ended June 30, 2011
Costs of revenues	$5,240	$435	$—	$5,675
Engineering, research and development	898	969	—	1,867
Selling, general and administrative	1,490	511	4,133	6,134

Total in three months ended June 30, 2011	$7,628	$1,915	$4,133	$13,676

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.	Acquisition related charges include amortization of intangible assets associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

b.	Restructuring, severance and other related charges include gains and costs associated with the company’s facilities divestment and consolidation program and reductions in force. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.	Restatement related charges include legal and other expenses related to the investigation regarding the company’s historical stock option granting process and related stockholder litigation and other matters. KLA-Tencor has paid or reimbursed legal expenses incurred by a number of its current and former directors, officers and employees in connection with the investigation of the company’s historical stock option practices and the related litigation and government inquiries. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

d.	Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

e.	Discrete tax items include the tax impact of shortfalls in excess of cumulative windfall tax benefits recorded as provision for income taxes during the period. Windfall tax benefits arise when a company’s tax deduction for employee stock activity exceeds book compensation for the same activity and are generally recorded as increases to capital in excess of par value. Shortfalls arise when the tax deduction is less than book compensation and are recorded as decreases to capital in excess of par value to the extent that cumulative windfalls exceed cumulative shortfalls. Shortfalls in excess of cumulative windfalls are recorded as provision for income taxes. When there are shortfalls recorded as provision for income taxes during an earlier quarter, windfalls arising in subsequent quarters within the same fiscal year are recorded as a reduction to income taxes to the extent of the shortfalls recorded. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.